UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _________ )

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Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ACETO CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed

ACETO CORPORATION

4 Tri Harbor Court

Port Washington, NY 11050

Tel. (516) 627-6000

October 14, 2016

Dear Fellow Shareholder:

I take pleasure in inviting each of you to attend Aceto Corporation’s annual meeting of shareholders to be held on Thursday, December 1, 2016 at 10:00 a.m., Eastern Standard Time, at the Company’s offices, 4 Tri Harbor Court, Port Washington, New York. This year, Aceto will continue to use the “notice and access” method of providing proxy materials to you via the Internet. On or about October 18, 2016, you will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which includes instructions regarding voting your shares and requesting a printed copy of our proxy materials.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting.

I look forward to seeing you at the annual meeting and thank you for your continued support.

Sincerely,

Salvatore Guccione
President and Chief Executive Officer

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ACETO CORPORATION

4 Tri Harbor Court

Port Washington, New York 11050

Tel. (516) 627-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Aceto Corporation:

We hereby notify you that the annual meeting of shareholders of Aceto Corporation, a New York corporation (the “Company”), will be held on Thursday, December 1, 2016 at 10:00 a.m., Eastern Standard Time, at the Company’s offices, 4 Tri Harbor Court, Port Washington, New York, for the following purposes:

•	to elect eight directors to the board of directors to hold office for the following year and until their successors are elected;

•	to amend the Company’s Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions;

•	to hold an advisory vote on executive compensation;

•	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2017; and

•	to transact any other business that may properly come before the meeting or any adjournment thereof.

This proxy statement is first being delivered to shareholders on or about October 14, 2016. The matters listed in this notice of meeting are described in the accompanying proxy statement. The Company’s board of directors (the “Board”) has fixed the close of business on October 4, 2016 as the record date for this year’s annual meeting. You must be a shareholder of record at that time to be entitled to notice of the annual meeting and to vote at the annual meeting.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 are available on the internet to the Company’s shareholders of record as of the close of business on October 4, 2016.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.  ANY SHAREHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET.

By order of the board of directors,

Douglas Roth
Chief Financial Officer and Assistant Secretary

Port Washington, New York

October 14, 2016

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ACETO CORPORATION

4 Tri Harbor Court

PORT WASHINGTON, NEW YORK 11050

Tel. (516) 627-6000

 PROXY STATEMENT

GENERAL INFORMATION

Information About Proxy Solicitation

This proxy statement is being furnished to holders of shares as of the record date of the common stock, $0.01 par value per share, of Aceto Corporation, a New York corporation (the “Company”), in connection with the Company’s annual meeting to be held on Thursday, December 1, 2016 at 10:00 a.m., Eastern Standard Time, at the Company’s offices, 4 Tri Harbor Court, Port Washington, New York. As used in this proxy statement, “Aceto,” “we,” “us,” and “our” refer to the Company. We made this proxy statement available to you because our Board is soliciting your proxy to vote your shares at the annual meeting and at any adjournment. This proxy statement summarizes information that we are required to provide to you under the rules of the United States Securities and Exchange Commission (the “SEC”) and the NASDAQ Global Select Market, which information is designed to assist you in voting your shares. The purposes of the meeting and the matters to be acted on are stated in the accompanying notice of annual meeting of shareholders. At present, the Board knows of no other business that will come before the meeting.

This solicitation is made by the Company. We will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. Proxies are being solicited by and on behalf of the Board. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards.

Information About Voting

Q:	Why am I receiving these materials?

A:	The Board has made these proxy materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you, in connection with the Company’s annual meeting of shareholders, which will take place on December 1, 2016. As a shareholder, you are invited to attend the annual meeting and to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information. A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “Form 10-K”) is also included as part of the proxy materials.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our Form 10-K to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may access and submit your proxy. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

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Q:	How do I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to access the Notice of Annual Meeting, this Proxy Statement, your proxy and Form 10-K. The proxy materials will be available on the Internet starting on October 18, 2016, as described in the Notice. You will not receive a printed copy of these proxy materials unless you request them in accordance with the instructions provided in the Notice.

Q:	What items of business will be voted on at the annual meeting?

A:	The following matters will be voted on at the annual meeting:

•	to elect eight directors to the Board to hold office for the following year and until their successors are elected;

•	to amend the Company’s Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions;

•	to hold an advisory vote on executive compensation;

•	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2017; and

•	to transact any other business that may properly come before the meeting or any adjournment thereof.

Q:	How does the Company’s board of directors recommend that I vote?

A:	The Board recommends that you vote:

•	FOR each of the nominees to the Board;

•	FOR the approval of an amendment to the Company’s Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions;

•	FOR approval, on a non-binding basis, of the Company’s compensation of our named executive officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative disclosures contained in this proxy statement; and

•	FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Q:	What shares can I vote?

A:	You may vote all shares owned by you as of the close of business on October 4, 2016, the record date. These shares include: (1) shares held directly in your name as a shareholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by (i) Internet, (ii) requesting and returning a paper proxy card or voting instruction card, or (iii) submitting a ballot in person at the meeting.

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Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most shareholders of the Company hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record and the Notice is being sent directly to you by the Company. As the shareholder of record, you have the right to grant your proxy directly to the Board or to vote in person at the meeting.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of those shares, which are said to be held in “street name,” and the Notice is being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker or nominee that holds your shares, giving you the right to vote the shares. If you do not provide voting instructions to your broker or nominee, your votes will be treated as a “broker non-vote.”

Q:	What is a “broker non-vote”?

A:	Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the ratification of our independent accounting firm. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a shareholder of the Company or joint holder as of the close of business on October 4, 2016, or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 10:00 a.m. Eastern Standard Time. Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in procedures.

Q:	How can I vote my shares in person at the annual meeting?

A:	You may vote in person at the annual meeting any shares that you hold as the shareholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a “legal proxy” giving you the right to vote the shares.

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Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may without attending the meeting direct how your shares are to be voted. If you are a shareholder of record, you may vote by granting a proxy. If you hold shares in street name, you may vote by submitting voting instructions to your broker or nominee.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by revoking your proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically revoke your proxy or vote at the annual meeting. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a “legal proxy” from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person. If you decide to revoke your proxy, you should send a written notice of revocation to Mr. Steven Rogers, Senior Vice President, Chief Legal Officer and Secretary, Aceto Corporation, 4 Tri Harbor Court, Port Washington, New York 11050.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Mr. Steven Rogers, Senior Vice President, Chief Legal Officer and Secretary by mail to Aceto Corporation, 4 Tri Harbor Court, Port Washington, New York 11050 or by phone at 516-627-6000. Also, if you need additional copies of this proxy statement or voting materials, you should contact Mr. Rogers.

Q:	How are votes counted?

A:	In the election of directors, you may vote FOR all of the eight nominees or you may direct your vote to be WITHHELD with respect to one or more of the eight nominees. In the approval of the amendment to the Company’s Certificate of Incorporation, you may vote FOR approval of the amendment, AGAINST approval of the amendment or you may ABSTAIN from voting with respect to approval of the amendment. In the advisory vote on executive compensation, you may vote FOR, AGAINST, or you may ABSTAIN from voting with respect to the approval of the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement. In the ratification of the Company’s independent registered public accounting firm, you may vote FOR ratification, AGAINST ratification or you may ABSTAIN from voting with respect to ratification. If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card or vote over the Internet with no further instructions, your shares will be voted in accordance with the recommendations of the Board FOR all of the Company’s nominees, FOR approval of the amendment to the Company’s Certificate of Incorporation, FOR approval of the compensation of the named executive officers as described above, FOR ratification of the Company’s independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q:	What is a quorum and why is it necessary?

A:	Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of one-third of the Company’s shares of common stock outstanding on October 4, 2016 is necessary to constitute a quorum. For the purposes of determining a quorum, shares held by brokers or nominees from whom we receive a signed or electronically transmitted proxy will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter, or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

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Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the eight persons receiving the highest number of FOR votes at the annual meeting will be elected, subject to the operation of our Director Resignation Policy. For purposes of determining whether a nominee is elected, votes withheld and broker non-votes do not have the effect of a vote for or against the election of any nominee. You do not have the right to cumulate your votes. Under our Director Resignation Policy, in an uncontested election, if a nominee receives the affirmative vote of less than a majority of the votes cast (thereby excluding broker non-votes), the nominee must tender his or her resignation to the Board. Thus, the practical effect of a vote withheld is that such vote may result in requiring the nominee to submit his or her resignation if the aggregate number of votes withheld exceed the aggregate number of votes cast for the nominee in an uncontested election. For the vote on the amendment to the Company’s Certificate of Incorporation, the affirmative FOR vote of holders of two-thirds of the outstanding shares of common stock is required for approval. For the advisory vote on executive compensation, for the ratification of the appointment of the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2017 and for any other matters that might properly arise at the meeting, the affirmative FOR vote of holders of a majority of the total votes cast on the proposal is required for approval. Accordingly, abstentions will have no effect on the advisory vote on executive compensation, or on the ratification of the appointment of the Company’s independent registered public accounting firm, but will have the same effect as a vote AGAINST with respect to the amendment to the Company’s Certificate of Incorporation. Broker non-votes will also have the same effect as a vote AGAINST with respect to the amendment to the Company’s Certificate of Incorporation. A list of shareholders entitled to vote at the annual meeting will be available at the annual meeting for examination by any shareholder.

Q:	What should I do if I receive more than one Notice?

A:	You may receive more than one Notice if you are a shareholder of record and hold shares in a brokerage account, if you hold your shares in more than one brokerage account, or if you are a shareholder of record and your shares are registered in more than one name. Please complete and return a proxy card or voting instruction card for each Notice that you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	Voting results will be announced at the annual meeting and are expected to be posted shortly after the meeting on our website at www.aceto.com. Voting results will also be reported in a Current Report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting.

Q:	What are the dissenters’ rights of appraisal?

A:	Pursuant to the applicable provisions of the Business Corporation Law of the State of New York, there are no dissenters’ rights of appraisal provided to the Company’s shareholders in connection with the proposals described in this proxy statement.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. However, if you grant a proxy, the persons named as proxy holders, Salvatore Guccione, the Company’s President and Chief Executive Officer and Douglas Roth, the Company’s Chief Financial Officer and Assistant Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board.

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Q:	What shares are entitled to be voted?

A:	Each share of the Company’s common stock issued and outstanding as of the close of business on October 4, 2016, the record date, is entitled to be voted on all items being voted on at the annual meeting, with each share being entitled to one vote. On the record date, 30,048,833 shares of the Company’s common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Certain of our directors, officers and employees, without any additional compensation, may also solicit your vote in person, by telephone or by electronic communication. On request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:	May I propose actions for consideration at next year’s annual meeting of shareholders?

A:	You may submit proposals for consideration at future shareholder meetings. However, in order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the written proposal must be received by the Secretary of the Company no later than June 19, 2017. Such proposals also will need to comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

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PROPOSAL ONE

ELECTION OF DIRECTORS

THE NOMINEES

The Board is proposing a slate of directors that consists of eight directors.

The nominees and their ages, as of October 4, 2016, are set forth in the table below.

NAME	AGE	POSITION	DIRECTOR SINCE

Albert L. Eilender	73	Chairman	2000
Salvatore Guccione	53	President, Chief Executive Officer and Director	2011
Hans C. Noetzli (4) (6)	75	Director	2002
William N. Britton (6) (7)	71	Director	2006
Natasha Giordano (1)	56	Director	2011
Alan G. Levin (2) (3) (5)	54	Director	2013
Dr. Daniel B. Yarosh (2) (4)	62	Director	2014
William C. Kennally, III	60	Director	2016

(1)	This director was the chairperson of the Compensation Committee during fiscal 2016.
(2)	This director was a member of the Audit & Risk Committee during fiscal 2016.
(3)	This director was designated the lead independent director during fiscal 2016.
(4)	This director was a member of the Compensation Committee during fiscal 2016.
(5)	This director was the chairman of the Nominating and Governance Committee during fiscal 2016.
(6)	This director was a member of the Nominating and Governance Committee during fiscal 2016.
(7)	This director was the chairman of the Audit & Risk Committee during fiscal 2016.

It is the intention of the persons named in the proxy card to vote all shares of common stock for which they have been granted a proxy for the election of the nominees, each to serve as a director for a term of office of one year and until his or her successor shall have been duly elected. All the nominees have consented to being named in this proxy statement and to serve as a director if elected.

At the time of the annual meeting, if any of the nominees named above is not available to serve as director (an event that the Board does not currently have any reason to anticipate), all proxies will be voted for any one or more other persons that the Board designates. The Board believes that it is in the best interests of the Company to elect the above-described nominees.

INFORMATION ABOUT THE NOMINEES

No director or executive officer of the Company is related to any other director or executive officer. None of the Company’s officers or directors holds any directorships in any other public company, except for Mr. Levin, who is a member of the board of directors of Diffusion Pharmaceuticals, Inc. A majority of our board members are independent based on the definition of independence in Listing Rule 5605(a)(2) of The NASDAQ Stock Market.

Set forth below is the principal occupation and employment of the nominees, the business experience of each for at least the past five years and certain other information relating to the nominees.

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Albert L. Eilender. Mr. Eilender has been the Chairman of the Board since October 2009. He joined the Board in 2000, was the lead independent director from 2005 to September 2009 and served as Chief Executive Officer of the Company from September 2010 to January 2013. He is the sole owner of Waterways Advisory Services, a firm specializing in advising companies on developing and evaluating options relative to mergers, acquisitions and strategic partnerships in the chemical industry. Mr. Eilender has not been active in the operations of this enterprise since October 2009. He has more than 35 years of diverse senior level experience in the specialty chemicals and pharmaceutical industry and has had direct financial responsibility, with significant experience in mergers, acquisitions and joint ventures, both domestically and internationally. He has also served on the boards of numerous industry trade associations during his career. We believe that Mr. Eilender’s past 25 years of industry experience in executive management for operations within all three segments of Aceto’s business, as well as operations in North America, Europe and Asia, coupled with his experience in the areas of business consultation and mergers and acquisitions, and his service on the Board since 2000, give him the qualifications and skills to serve as one of our directors. In addition, as a director of Aceto he has demonstrated leadership within the Board and the ability to work effectively with management to create unity of effort.

Salvatore Guccione. Mr. Guccione is the Chief Executive Officer and President of Aceto. Mr. Guccione joined Aceto’s Board in May 2011 and in December 2011 was appointed President and Chief Operating Officer of the Company. In January 2013 he was also appointed Chief Executive Officer. In August 2016, he ceased to serve as the Chief Operating Officer of the Company. Mr. Guccione was formerly an Operating Partner at Arsenal Capital Partners, a private equity investment firm based in New York. Prior to that, Mr. Guccione was the Chief Executive Officer and the Chief Financial Officer of WIL Research Laboratories from 2006 to 2009 and the Chief Financial Officer of International Specialty Products from 2004 to 2005. In addition, Mr. Guccione held various positions at Cambrex Corporation from 1995 to 2004, including Executive Vice President, Strategy and Chief Financial Officer. From 1987 to 1995, Mr. Guccione held various positions at International Specialty Products, including Vice President and General Manager, Personal Care and Director, Corporate Development. Mr. Guccione holds a Bachelor degree in Chemical Engineering from Lehigh University and an MBA in Finance from New York University's Stern School of Business. Mr. Guccione previously served on the board of directors of ReSearch Pharmaceutical Services, Inc., a privately held company, from November 2011 to September 2013. In addition, Mr. Guccione previously served on the boards of Royal Adhesives & Sealants Holdings and DG3 Holdings from 2010 to October 2011. We believe that Mr. Guccione’s twenty-seven years of investing and operating experience in the specialty chemicals and healthcare industries as well as his experience in planning, building and managing several specialty chemical and pharmaceutical/FDA-regulated businesses, active pharmaceutical ingredients, pharmaceutical research services and biotechnology products/services, gives him the qualifications and skills to serve as one of our directors.

Hans C. Noetzli. Mr. Noetzli is the former Chairman of Schweizerhall, Inc., a wholly owned subsidiary of Schweizerhall Holding AG, Basel, Switzerland. Mr. Noetzli holds a degree in Business Administration. He has more than 30 years of experience in the fine chemicals industry. Prior to his role as Chairman of Schweizerhall, Inc., he served in many executive functions of the Alusuisse-Lonza Group, among them as Chief Executive Officer of Lonza Inc. for 16 years and he was a member of the executive committee of the worldwide Alusuisse-Lonza Group located in Zurich, Switzerland. Mr. Noetzli also served on the Board of the Chemical Manufacturing Association, the Swiss-American Chamber of Commerce, New York, as well as other industry associations. Until April 2015, he was the Chairman of the Audit Committee of the Board of IRIX Pharmaceuticals, Inc., a privately owned developer and manufacturer of active pharmaceutical ingredients. In addition, Mr. Noetzli was a member of the Board of Synthetech, Inc., a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies, from 2004 through 2010. We believe that Mr. Noetzli’s extensive experience in the fine chemicals industry, and executive-level experience, as well as the valuable business knowledge he brings regarding the issues facing a board of directors and his service on the Board of the Company since 2002, give him the qualifications and skills to serve as one of our directors. In addition, his broad international experience, coupled with his fluency in 3 languages, adds to the diversity of the Board.

William N. Britton. Mr. Britton is the sole owner of TD AIM, LLC, through which he is involved in a variety of activities surrounding financial consulting and private equity investing. Mr. Britton is also a Vice Chairman of P and E Capital, Inc., a management company involved in real estate. Previously, Mr. Britton was a Senior Vice President with JP Morgan Chase. He has over 30 years of commercial lending experience ranging from large syndicated financings with Fortune 500 companies to privately owned businesses, with significant experience in private equity related transactions, asset based lending arrangements, leasing and many other forms of secured lending. Mr. Britton is a former member of the Northeast Advisory Council of Opera Solutions, a private firm engaged in consulting. Mr. Britton is a former Vice President-Finance for the Boy Scouts of America (Manhattan Council) and is on the board of the Rutgers Business School. We believe that Mr. Britton’s finance and business consultation and executive-level management experience, as well as his service on the Board of the Company since 2006, give him the qualifications and skills to serve as one of our directors.

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Natasha Giordano. Ms. Giordano has been the President and Chief Executive Officer as well as a Director of PLx Pharma Inc. since January 2016. PLx Pharma is a late-stage specialty pharmaceutical company focused on developing a clinically validated and patent protected delivery system to provide safer and more effective aspirin products. Previously, Ms. Giordano served as the Chief Executive Officer of ClearPoint Learning, Inc., from May 2015 through November 2015 and a director of ClearPoint from December 2009 through November 2015. Prior to ClearPoint, Ms. Giordano served as the Chief Executive Officer of Healthcare Corporation of America through August 2014. From 2009 to August 2012, Ms. Giordano served as Chief Operating Officer and then Chief Executive Officer and President of Xanodyne Pharmaceuticals, Inc., a branded specialty pharmaceutical company. From 2000 to 2008, she served in various senior management positions at Cegedim Dendrite (formerly Dendrite International Inc.), including serving as President, Americas from 2007 to 2008. Earlier in her career, Ms. Giordano worked for nine years at Parke-Davis, a subsidiary of Warner Lambert. Ms. Giordano holds a Bachelor of Science degree in nursing from Wagner College. We believe that Ms. Giordano’s twenty plus years of senior leadership positions in the healthcare and pharmaceutical industry brings to our Board a vast amount of practical experience in general management, strategy, marketing, sales development, and compliance, which give her the qualifications and skills to serve as one of our directors.

Alan G. Levin. Mr. Levin served as Executive Vice President and Chief Financial Officer of Endo Health Solutions Inc. (Endo), a global specialty healthcare company, from June 2009 until September 2013. Prior to joining Endo, Mr. Levin worked with Texas Pacific Group, a leading private equity firm, and one of their start-up investments. Before that, he was Senior Vice President & Chief Financial Officer of Pfizer, Inc. where he worked for 20 years in a variety of executive positions of increasing responsibility, including Treasurer and Senior Vice President of Finance & Strategic Management for the company’s research and development organization. Mr. Levin received a bachelor’s degree from Princeton University and a master’s degree from New York University’s Stern School of Business. Mr. Levin is a certified public accountant. He is a member of the Advisory Board of Auven Therapeutics, a private equity fund, Diffusion Pharmaceuticals Inc., a development stage oncology company, and the Critical Path Institute, a non-profit collaboration between the Food and Drug Administration and pharmaceutical industry participants. We believe that Mr. Levin’s financial experience, including his prior positions as chief financial officer of Endo and Pfizer and executive-level experience in the pharmaceutical industry, as well as his experience in financial reporting, treasury and corporate finance, gives him the qualifications and skills to serve as one of our directors.

Dr. Daniel B. Yarosh. Dr. Daniel B. Yarosh, PhD is Chief Technology Advisor, Estee Lauder Companies, a manufacturer and marketer of skin care, makeup, fragrance and hair care products. From 2008 to 2014 he was Senior Vice President of Basic Science Research at Estee Lauder R&D. He founded and served as President and Chairman of Applied Genetics Inc. Dermatics, a biotech company focusing on DNA science for 23 years before selling it to Estee Lauder. Dr. Yarosh has a PhD degree in molecular biology, and was a National Science Foundation postdoctoral fellow at Brookhaven National Laboratories and Staff Fellow and Cancer Expert at the National Cancer Institute, National Institutes of Health in Bethesda, Maryland. He is active in the New York biotech community and many scientific and medical societies, including the American Academy of Dermatology. Dr. Yarosh is the author of over 100 scientific papers, two dozen patents, and the book “The New Science of Perfect Skin”. Dr. Yarosh is a volunteer board member of the Photomedicine Society, a medical professional non-profit society and is also a volunteer advisor to other professional scientific, medical and patient groups. Dr. Yarosh received a bachelor’s degree in biology from Macalester College and a PhD from the University of Arizona School of Medicine. Dr. Yarosh’s prior experience, including his executive and scientific research experience at Estee Lauder and his expertise in the biotech industry, gives him the qualifications and skills to serve as one of our directors.

William C. Kennally. Mr. Kennally retired from Pfizer in 2015 after 37 years of service, most recently as Regional President North America, Global Established Pharma Division from 2014 to 2015 and Regional President North America, Global Established Products from 2010 to 2014. Both roles involved leading three separate and distinct brand businesses and two generic businesses. From 2001 to 2009, Mr. Kennally was President of Greenstone, LLC, a generic and authorized generic pharmaceutical supplier which became a wholly owned subsidiary of Pfizer, Inc. after Pfizer’s acquisition of Pharmacia. Mr. Kennally started his professional career in Sales with the Upjohn Company, which was later acquired by Pharmacia, and followed a Pharmaceutical Sales Career pathway that included front line management and a corporate office position as Sales Incentive Compensation Manager. Mr. Kennally graduated from St. Anselm College with a B.S. in Criminal Justice. We believe that Mr. Kennally’s deep, multi-faceted experience in pharmaceutical sales, general management, and business leadership gained over a 37-year distinguished career, and in particular his knowledge and experience in the generic pharmaceutical business, gives him the qualifications and skills to serve as one of our directors.

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INFORMATION ABOUT THE COMPANY’S COMMITTEES

Board Leadership Structure and Role in Risk Oversight

Since January 2013, Salvatore Guccione has served as our Chief Executive Officer and President and from January 2013 through August 2016, he also served as our Chief Operating Officer. As Chief Executive Officer, Mr. Guccione assumes leadership for all aspects of Aceto Corporation’s operations. He concentrates on strategic issues, long range planning, acquisition activity and day-to-day operations. Albert L. Eilender, the Chairman of the Board, concentrates on strategic issues while continuing to coordinate the Board's agenda and investor relations. This structure is designed to sharpen the focus on all aspects of the Company's business. Alan G. Levin is currently our lead independent director. In that role, Mr. Levin serves as a liaison between the Chairman of the Board and the independent directors of the Board.

The Board has an active role, directly and through the Board’s committee structure, in the oversight of the Company’s risk management efforts. The Audit & Risk Committee assists the Board in performing its oversight responsibilities relating to the Company’s processes and policies with respect to identifying, monitoring, assessing, reporting on, managing and controlling the Company’s business and financial risk. The committee oversees, reviews, monitors and assesses (including through regular reports by, and discussions with, management), the Company’s processes and policies for risk identification, risk assessment, reporting on risk, risk management and risk control (including with respect to risks arising from the Company’s compensation policies and practices and in connection with the business and operations of its subsidiaries), and the steps that management has taken to identify, assess, monitor, report on, manage and control risks. The committee also discusses with management the balancing of risk versus reward for the Company and areas of specific risk identified by management and/or the committee.

Audit & Risk Committee

The Audit & Risk Committee is currently comprised of William N. Britton (Chairman), Alan G. Levin and Dr. Daniel B. Yarosh. The Audit & Risk Committee recommends to the Board the approval of the Company’s independent registered public accounting firm and reviews management actions in matters relating to audit functions. The committee reviews with the Company’s independent registered public accounting firm the scope and results of its audit engagement and the Company’s system of internal controls and procedures. The committee also reviews the effectiveness of procedures intended to prevent violations of laws. The committee also reviews, prior to publication, our quarterly earnings releases and reports to the SEC on Form 10-K and Form 10-Q. The report of the Audit & Risk Committee for fiscal year 2016 can be found below.

The Audit & Risk Committee has adopted a written policy for the pre-approval of audit, audit-related and non-audit services to be provided by the Company’s independent registered public accounting firm. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit & Risk Committee in compliance with the Sarbanes-Oxley Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit & Risk Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit & Risk Committee if it is to be provided by the independent registered public accounting firm.

The Audit & Risk Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, also meets with management and the auditors prior to the filing of officers’ certifications with the SEC to request information concerning, among other things, significant deficiencies in the design or operation of internal controls, if any.

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The Audit & Risk Committee assists the Board in performing its oversight responsibilities relating to the Company’s processes and policies with respect to identifying, monitoring, assessing, reporting on, managing and controlling the Company’s business and financial risk. The Audit & Risk Committee discusses with the Company’s Senior Risk Officer, and other members of management responsible for managing risk, areas of specific risk identified by management and/or the Committee.

The Board has determined that all Audit & Risk Committee members are independent under applicable SEC regulations, and based on the definition of independence in Listing Rule 5605(a)(2) of The NASDAQ Stock Market. Our Board has determined that Mr. Levin and Mr. Britton qualify as an “audit committee financial expert” as that term is used in SEC regulations. The Audit & Risk Committee operates under a formal charter that governs its duties and conduct and is published on the Company’s corporate website – www.aceto.com.

The Audit & Risk Committee has adopted a Non-Retaliation Policy and a Complaint Monitoring Procedure to enable confidential and anonymous reporting regarding financial irregularities, if any.

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of Alan G. Levin (Chairman), Hans C. Noetzli and William N. Britton, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The NASDAQ Stock Market. The Nominating and Governance Committee addresses Board organizational issues and reviews the Company’s corporate governance framework. In addition, the Nominating and Governance Committee searches for persons qualified to serve on the Board and monitors, assesses and makes recommendations to the Board annually with respect to the leadership structure of the Board. While the Nominating and Governance Committee does not have a formal policy on diversity for members of the Board, the Nominating and Governance Committee considers diversity of background, experience and qualifications in evaluating prospective Board members. The committee will evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considering the qualifications and criteria established by the Board. In considering director candidates, the Nominating and Governance Committee and the Board endeavor to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting and finance, knowledge of the industries in which the Company operates, strategic vision, knowledge of international markets, and other areas relevant to the Company’s business.

The Nominating and Governance Committee operates under a formal charter that governs its duties and conduct and is published on the Company’s corporate website – www.aceto.com.

A shareholder entitled to vote in the election of directors may nominate one or more persons for election as director at a meeting if written notice of that shareholder’s intent to make the nomination has been given to Aceto Corporation, 4 Tri Harbor Ct, Port Washington, New York 11050, Attention, Secretary, with respect to an election to be held at an annual meeting of shareholders not earlier than the close of business on the 120th day prior to the first anniversary of the date of the previous year’s annual meeting of shareholders, and not later than the 90th day prior to such anniversary date; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

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In the case of a nomination, the proponent’s written notice must set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of capital stock of the Company that are owned of record and beneficially by each such nominee (the “Shares”), (iv) an undertaking by each nominee to complete and return to the Company any information questionnaire completed by other nominees, and such nominee’s consent to serve as a director if elected or re-elected, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that would otherwise be required to be disclosed, under the rules of the SEC, and (vi) as to the proponent: (a) the name and address of the Proponent, and of any holder of record of the Shares beneficially owned by the proponent, as they appear on the Company’s books, (b) the class and number of shares of capital stock of the Company that are owned by the proponent (beneficially and of record) and owned by any holder of record of the Shares beneficially owned by the proponent, as of the date of the proponent’s notice, (c) a description of any derivative instrument, swap, option, warrant, short interests, hedge or profit interest that has been entered into by or on behalf of such proponent or any of its affiliates or associates with respect to the shares of the Company, (d) a description of any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk on or benefit from share price changes for such Proponent, or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such proponent or any of its affiliates or associates with respect to shares of the Company, (e) a representation that the proponent is a holder of record or beneficial owner of Shares entitled to vote at the meeting for the election or re-election of such proponent’s nominee or nominees and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (f) a representation as to whether the proponent intends to deliver a proxy statement and/or form of proxy to holders of the Company’s outstanding capital stock and/or otherwise to solicit proxies from stockholders in support of the nomination, and (g) an undertaking by the proponent to notify the Company in writing of any change in any of the foregoing information, or confirm there has been no change, as applicable, as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly announced. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. No person shall be eligible for election as a director of the Company, unless nominated in accordance with the procedures set forth herein and in our By-laws.

As described above, the Company’s By-laws contain provisions which address the process by which a shareholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of shareholders. The Nominating and Governance Committee will consider and vote on any recommendations so submitted. In considering any person recommended by a shareholder, the committee will look for the same qualifications that it looks for in any other person that is considered for a position on the Board.

Any shareholder nominee recommended by the Nominating and Governance Committee and proposed by the Board for election at the next annual meeting of shareholders will be included in the company's proxy statement for that annual meeting.

Director Resignation Policy

The Company has established a “Director Resignation Policy”, which addresses the situation in which a nominee for election to the Company’s Board fails to receive a majority of the votes cast by the shareholders of the Company in an uncontested election of directors. An “uncontested election of directors” is any election of directors by the shareholders of the Company in which the number of nominees for election does not exceed the number of directors to be elected. Pursuant to our Director Resignation Policy, if, in any uncontested election, a nominee receives less than a majority of the votes cast by the shareholders of the Company, such nominee is required to promptly tender his or her written resignation from the Board to the Secretary of the Company. The Board will then determine whether to accept or reject the resignation. The Director Resignation Policy is published on the Company’s corporate website – www.aceto.com.

Compensation Committee

The Compensation Committee is currently comprised of Natasha Giordano (Chairperson), Hans C. Noetzli, and Dr. Daniel B. Yarosh, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The NASDAQ Stock Market. The Compensation Committee conducts reviews of the compensation of the directors, Chief Executive Officer and other senior executive officers of the Company including evaluating and making recommendations to the Board concerning those officers’ benefits, bonus, incentive compensation, severance, equity-based compensation, and other forms of compensation provided by the Company. The Compensation Committee meets as it determines, but not less frequently than annually. The Compensation Committee may delegate a portion of its authority to a subcommittee or subcommittees. The Compensation Committee has the exclusive authority to retain any compensation consultants to be used to assist the committee in the evaluation and determination of the Company’s compensation for its Chief Executive Officer, other senior executive officers and directors.

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The Compensation Committee operates under a formal charter that governs its duties and conduct and reviews the charter not less than every two years. The charter is published on the Company’s corporate website – www.aceto.com.

Compensation Consultant Role

Our Compensation Committee engaged Frederic W. Cook & Co. Inc. (Cook & Co.), an executive compensation consulting firm, during the fiscal year ended June 30, 2015 to conduct compensation benchmarking for our executive officers, as well as Board compensation analysis. In addition, the Compensation Committee utilized Cook & Co. to review our peer group and additional benchmarking research in fiscal 2016. Our Compensation Committee directed Cook & Co. to provide it with the benefits of its industry experience after taking into account the specific needs and positioning of our Company. The Compensation Committee intends to continue to engage a compensation consulting firm to perform executive and director compensation studies as needed, but not less frequently than every three years in furtherance of insuring appropriate compensation for these groups.

While Cook & Co. provided data and advice regarding our compensation practices, it is our Compensation Committee that exercises autonomy when formulating and presenting recommendations to our Board regarding our compensation practices for our named executive officers and Board of Directors. Our Compensation Committee has assessed Cook & Co.’s independence pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Cook & Co. from independently advising the Compensation Committee.

Management’s Role in Establishing Our Executive Compensation

Our Chief Executive Officer plays an important role in assisting our Compensation Committee in establishing the compensation for our executive officers. Key aspects of this role include:

• suggesting to the Compensation Committee business performance targets and objectives;

• evaluating employee performance; and

• recommending salary and bonus levels and long-term incentive compensation.

During this process, the Compensation Committee may ask our Chief Executive Officer, Chairman of the Board and other executive officers to provide guidance to the Compensation Committee regarding background information for our strategic objectives, an evaluation of the performance of our executive officers, and compensation recommendations as to the executive officers. Members of the Compensation Committee met informally with our Chief Executive Officer and Chairman of the Board throughout the year to discuss compensation matters and compensation policies in order to obtain insight regarding the day-to-day performance of each of our executive officers.

Board and Committee Meetings

During the Company’s fiscal year ended June 30, 2016, the Board held eight meetings and acted by unanimous written consent five times. Each director attended at least 75% of the Board’s meetings and the meetings of the Board committees on which he or she served.

At most scheduled meetings of the Board, the independent members of the Board met separately in executive session without management being present. A lead independent director elected by the independent directors is responsible for chairing such executive sessions. Currently, the lead independent director is Alan G. Levin.

During the Company’s fiscal year ended June 30, 2016, the Compensation Committee met ten times, the Audit & Risk Committee met five times and the Nominating and Governance Committee met four times.

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Director Attendance at Annual Meetings

Our directors are encouraged, but not required, to attend the annual meeting of shareholders. All of our directors, with the exception of Mr. Kennally, who was not appointed to the Board until September 2016, attended the 2015 annual meeting of shareholders.

Communications by our Shareholders to the Board

The Board recommends that shareholders direct to the Company’s secretary any communications intended for the Board. Shareholders can send communications by e-mail to srogers@aceto.com, by facsimile to (516) 627-6093, or by mail to Steven Rogers, Senior Vice President, Chief Legal Officer and Secretary, Aceto Corporation, 4 Tri Harbor Court, Port Washington, New York 11050.

This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. If a shareholder wishes to direct any communication to a specific board member, the name of that board member should be noted in the communication. The Board has instructed the Secretary to forward shareholder correspondence only to the intended recipients, but the Board has also instructed the Secretary to review all shareholder correspondence and, in his discretion, not forward any items that he deems to be of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. Any such items may be forwarded elsewhere in the Company for review and possible response. The Company has adopted a Non-Retaliation Policy, or a whistleblower policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone “hotline” operated by an independent party. A copy of our Non-Retaliation Policy is available on our website at www.aceto.com.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with those responsibilities and standards. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis, for, a number of corporate governance standards and disclosure requirements. In addition, the NASDAQ Stock Market has corporate governance and listing requirements. The Company also has policies covering non-discrimination and diversity that are communicated to all employees. The Board has initiated numerous actions consistent with these rules and will continue to monitor developments in the area of corporate governance regularly.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for all Aceto directors and employees that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are required annually to affirm in writing their acceptance of the code. This Code of Business Conduct and Ethics is in accordance with NASDAQ Listing Rule 5610 and is published on the Company’s corporate website – www.aceto.com. We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website, www.aceto.com.

Disclosure Committee

The Company has formed a disclosure committee, comprised of senior management, including senior financial personnel, to formalize processes to ensure accurate and timely disclosure in Aceto’s periodic reports filed with the United States Securities and Exchange Commission and to implement certain disclosure controls and procedures. The disclosure committee operates under a formal charter that governs its duties and conduct. The charter is published on the Company’s corporate website – www.aceto.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Exchange Act, the Company's directors and certain officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities of Aceto. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended June 30, 2016.

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EXECUTIVE OFFICERS

The executive officers of Aceto, and their ages, as of October 4, 2016, are as follows:

Name	Age	Position
Salvatore Guccione	53	President and Chief Executive Officer
Douglas Roth	59	Senior Vice President and Chief Financial Officer
Albert L. Eilender	73	Chairman
Frank DeBenedittis	61	Senior Vice President, Corporate Business Development
Satish Srinivasan	47	President and Chief Operating Officer, Rising Pharmaceuticals, Inc. (“Rising”)
Charles J. Alaimo	50	Senior Vice President, Human Resources
Raymond Bartone	54	Senior Vice President, Nutritionals
Walter J. Kaczmarek III	57	Chief Operating Officer
Terry Kippley	52	Senior Vice President, Agricultural Protection Products
Carlos Restrepo	54	Senior Vice President, Performance Chemicals
Steven Rogers	55	Senior Vice President, Chief Legal Officer and Secretary
Nicholas Shackley	52	Senior Vice President, Pharmaceutical Ingredients

Salvatore Guccione. Mr. Guccione is the Chief Executive Officer and President of Aceto. Mr. Guccione joined Aceto’s Board in May 2011 and in December 2011 was appointed President and Chief Operating Officer of the Company. In January 2013 he was also appointed Chief Executive Officer. In August 2016, he ceased to serve as the Company’s Chief Operating Officer. Mr. Guccione was formerly an Operating Partner at Arsenal Capital Partners, a private equity investment firm based in New York. Prior to that, Mr. Guccione was the Chief Executive Officer and the Chief Financial Officer of WIL Research Laboratories from 2006 to 2009 and the Chief Financial Officer of International Specialty Products from 2004 to 2005. In addition, Mr. Guccione held various positions at Cambrex Corporation from 1995 to 2004, including Executive Vice President, Strategy and Chief Financial Officer. From 1987 to 1995, Mr. Guccione held various positions at International Specialty Products, including Vice President and General Manager, Personal Care and Director, Corporate Development. Mr. Guccione holds a Bachelor degree in Chemical Engineering from Lehigh University and an MBA in Finance from New York University's Stern School of Business. Mr. Guccione previously served on the board of directors of ReSearch Pharmaceutical Services, Inc., a privately held company, from November 2011 to September 2013. In addition, Mr. Guccione previously served on the boards of Royal Adhesives & Sealants Holdings and DG3 Holdings from 2010 to October 2011.

Douglas Roth. Mr. Roth has been Senior Vice President and Chief Financial Officer since March 2010 and had previously been Vice President and Chief Financial Officer since joining the Company in May 2001. Prior to joining the Company, Mr. Roth was the Vice President and Chief Financial Officer of CitySprint 1-800 Deliver from September 1998 through April 2001. Mr. Roth holds a bachelor degree in accounting from the State University of New York at Oswego and an MBA in finance from Fordham University.

Albert L. Eilender. Mr. Eilender has been the Chairman of the Board since October 2009. He joined the Board in 2000, was the lead independent director from 2005 to September 2009 and served as Chief Executive Officer of the Company from September 2010 to January 2013. He is the sole owner of Waterways Advisory Services, a firm specializing in advising companies on developing and evaluating options relative to mergers, acquisitions and strategic partnerships in the chemical industry. Mr. Eilender has not been active in the operations of this enterprise since October 2009. He has more than 35 years of diverse senior level experience in the specialty chemicals and pharmaceutical industry and has had direct financial responsibility, with significant experience in mergers, acquisitions and joint ventures, both domestically and internationally. He has also served on the boards of numerous industry trade associations during his career.

Frank DeBenedittis. Mr. DeBenedittis has served as Senior Vice President, Corporate Business Development since August 2011 and International Senior Vice President, Active Pharmaceutical Ingredients since February 2011. Prior to that, Mr. DeBenedittis was Executive Vice President since January 2009 and Senior Vice President of the Company since 2001. Mr. DeBenedittis joined the Company in 1979 as a marketing assistant and held various positions within the Company including Assistant Product Manager, Product Manager, Assistant Vice President and Vice President. In addition, Mr. DeBenedittis currently serves on the board of directors of Rising Pharmaceuticals, Inc., a wholly owned subsidiary of the Company. Mr. DeBenedittis holds a B.A. in Chemistry from Stony Brook University.

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Satish Srinivasan. Mr. Srinivasan has been the President and COO of Rising since July 2013. Mr. Srinivasan has over twenty years of experience in the generic pharmaceutical industry, with Rising and, prior to Rising, with Orchid Chemicals & Pharmaceuticals Ltd (“OCP”). Over the years, he has held various business development, operating and management roles with OCP, serving most recently as the President and CEO of Orchid Pharma, Inc. and Orgenus Pharma Inc., the U.S. operating subsidiaries of OCP, a vertically integrated company spanning the entire pharmaceutical value chain from discovery to marketing. Mr. Srinivasan holds a Bachelor of Pharmaceutical Sciences Degree from the University of Bombay and a Masters of Science in Pharmacy Administration from the University of Illinois.

Charles J. Alaimo. Mr. Alaimo has been Senior Vice President, Human Resources of the Company since July 2012 and Vice President, Human Resources, since January 2011. Mr. Alaimo oversees the global human resources functions. Prior to joining the Company, from 2008 to 2011, Mr. Alaimo was Director, Global Human Resources for Coby Electronics where he oversaw all human resources activities for this private consumer electronics company. From 2004 to 2007, he was Director, Human Resources and General Affairs for TDK Electronics Corporation. Mr. Alaimo also served as Regional Manager, Human Resources for Group One Trading, LP, a private, derivatives trading firm, from 2000 to 2004. Mr. Alaimo earned his B.B.A. in Human Resources Management from Baruch College in 1989 and a M.S. in Industrial and Labor Relations from Baruch College in 2005.

Raymond Bartone. Mr. Bartone has been Senior Vice President, Nutritionals since July 2012 and International Vice President, Nutritionals since July 2005. Mr. Bartone joined the Company in 1991 as a sales representative and held various positions within the Company including Assistant Product Manager, Product Manager, Assistant Vice President and Vice President. Mr. Bartone holds a B.A. in Chemistry from Manhattanville College and a M.S. in Chemical Engineering from Manhattan College.

Walter Kaczmarek III. Mr. Kaczmarek was appointed Chief Operating Officer of Aceto effective August 1, 2016. Mr. Kaczmarek possesses more than 25 years of experience in the pharmaceutical industry spanning the value chain from development to manufacturing to sales and marketing. Most recently, he served as President, Multisource Pharmaceutical Division of Mallinckrodt Pharmaceuticals from November 2012 to July 2016.   Prior to serving at Mallinckrodt, he held various positions of increasing responsibility including Senior Vice President at Fougera Pharmaceuticals, Inc., from February 2012 to November 2012 and Vice President, National Accounts, at Nycomed US Inc., from November 2004 to February 2012 and Vice President, National Accounts, at McKesson Corporation from October 1998 to November 2004.  Mr. Kaczmarek holds a Bachelor of Business Administration from Stetson University and since June 2013 serves on the Advisory Board of McKesson Corporation. In addition, Mr. Kaczmarek served on the Advisory Board of AmerisourceBergen Corporation from 2008 to 2010.

Terry Kippley. Mr. Kippley has been Senior Vice President, Agricultural Protection Products since July 2012.  Mr. Kippley joined the Company in June 2004 as Global Business Development Manager – Agrochemicals and has held various positions within the Company including Assistant Vice President, Aceto Agricultural Chemicals Corp. and Vice President, Agricultural Protection Products.  Mr. Kippley holds a B.S. in Agricultural Economics from the University of Wisconsin and an MBA from Loyola University-Chicago.

Carlos Restrepo. Mr. Restrepo has been Senior Vice President, Performance Chemicals since February 2014. Prior to joining Aceto, he spent eighteen years at International Specialty Products (“ISP”), a specialty chemical manufacturer that is now part of Ashland Inc., where he most recently served as Vice President, Intermediates and Solvents. Prior to this role, Mr. Restrepo served successively as ISP’s Senior Vice President & General Manager, Industrial Chemicals and Elastomers and Vice President, Global Sales and Marketing, Industrial Chemicals. Earlier in his tenure at ISP, Mr. Restrepo directed its chemical businesses in Mexico and Singapore. Prior to ISP, Mr. Restrepo worked for ten years at Huntsman/Texaco Chemical and Dow Chemical in various sales, marketing and general management roles. Mr. Restrepo holds a Bachelor of Science degree in Chemical Engineering from the University of Maryland – College Park.

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Steven Rogers. Mr. Rogers has been Senior Vice President, Chief Legal Officer and Secretary of the Company since April 2016, Senior Vice President, General Counsel and Secretary of the Company since October 2011 and Vice President, General Counsel and Secretary since January 2011. Prior to joining the Company, Mr. Rogers was the General Counsel of Rising, certain assets of which the Company acquired in December 2010. Mr. Rogers oversees all legal and regulatory matters and provides legal counsel to the Company’s senior management and the Board. From 1986 to 1994, Mr. Rogers was a corporate litigator at Kelley Drye & Warren LLP. From 1994 to 1997, he was Associate General Counsel/First Vice-President of PaineWebber, Inc. From 1997 to 2009, he served as General Counsel of LibertyView Capital Management, a SEC-registered investment adviser, owned by Credit Agricole and then Neuberger Berman, LLC, where he was responsible for all legal, compliance and regulatory matters and oversaw the research and risk departments. Mr. Rogers earned his J.D. from the Fordham University School of Law in 1986 and a B.A. in History from the State University of New York at Binghamton in 1983. He is a member of the New York and Connecticut State Bars, as well as various federal courts including the United States Supreme Court.

Nicholas Shackley. Mr. Shackley joined Aceto in August 2011 as International Senior Vice President, Active Pharmaceutical Ingredients and became Senior Vice President, Pharmaceutical Ingredients in July 2012. Prior to joining Aceto, Mr. Shackley had a 25 year professional career starting in England with the former British company ICI Specialties. He then transferred to the USA and joined Zeneca Specialties which was the predecessor company of Avecia Inc for 8 years, primarily in executive sales and business development roles. In 2004 he joined Cambrex where he took leadership positions in Sales, Marketing & Business Development in both Pharma and Biopharma capacities. In 2008, Mr. Shackley joined BASF and had P&L responsibility for their Pharmaceutical Ingredients and Service Business Unit as their Vice President-North America. Mr. Shackley holds a Chemical Engineering degree from the Imperial College of London.

The executive officers of the Company are elected annually by the Board at its meeting held immediately after the annual meeting of shareholders and will hold office for one year and until their successors have been duly elected and qualified or until their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The mission of our Compensation Committee is to ensure that the programs for executive and staff compensation best help the Company achieve its strategic goals and include best practices of our industry.

The objectives of our compensation program are to:

•	provide compensation and benefit plans that are equitable to our executives and other employees as well as our shareholders;
•	enable us to attract, motivate and retain highly qualified, experienced talent; and
•	align our rewards with long term corporate goals as well as shareholder expectations and value.

We strive to reward our named executive officers fairly and competitively through a properly balanced mix of base salary, short-term and long-term incentives, benefits, career growth and development opportunities. We believe this mix drives company performance and assists with employee retention. We do this by weighting the compensation of our named executive officers toward long-term incentives over salary and annual cash incentives. We regularly review our executives’ compensation against our own selected peer group, and we review the composition of our peer group annually. Historically, our compensation program has provided a strong balance of retention and ownership with a direct linkage to the Company’s strategic objectives, operating and shareholder performance.

When we refer to our “named executive officers” in this proxy statement, we are referring to our chief executive officer, our chief financial officer and our three most highly compensated executive officers other than our chief executive officer and chief financial officer who were serving as executive officers as of June 30, 2016. Our named executive officers for our fiscal year ended June 30, 2016 were the following individuals:

Salvatore Guccione, President and Chief Executive Officer

Douglas Roth, Senior Vice President and Chief Financial Officer

Albert L. Eilender, Chairman

Frank DeBenedittis, Senior Vice President, Corporate Business Development

Satish Srinivasan, President and Chief Operating Officer of Rising

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Our Compensation Philosophy and Objectives

The philosophy of the Compensation Committee is to ensure that the strategic vision of our executive team is supported by modern compensation practices that reward achievement and creation of shareholder value.

Consistent with those purposes, our compensation program employs the following principles:

•	compensation among our executives and staff should be equitable regardless of gender, race, religion or sexual orientation;

•	the compensation program should pay for performance, that is, reward the achievement of our strategic initiatives and short-term and long-term operating and financial goals, and provide disincentives for underperformance;

•	compensation should reflect differences in position and responsibility;

•	compensation should be comprised of a mix of cash and equity-based compensation that aligns the short-term and long-term interests of our executives with those of the Company, the corporation strategy and our shareholders; and

•	the compensation program should be understandable and transparent.

In structuring a compensation program that implements these principles, we have developed the following strategies for our executive compensation program:

•	overall compensation levels should be competitive with our peers and should be set at levels that allow us to attract and retain talented leaders and motivate them to achieve superior results;

•	a majority of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals;

•	total compensation should be higher for individuals with greater responsibility and greater ability to influence achievement of our operating and financial goals and strategic initiatives;

•	the number of different elements in our compensation program should be limited, and those elements should be stable year-over-year, and effectively communicated to and understood by executives and shareholders; and

•	compensation should be set at levels that promote a sense of equity among all employees while giving due regard to any premiums that may be necessary in our industry in order to attract top talent at the executive level.

Consideration of Last Year’s “Say on Pay” Advisory Vote

At last year’s annual meeting of shareholders, we held an advisory shareholder vote on executive compensation.  More than 96% of the shares that voted approved our executive compensation described in last year’s proxy statement. The Compensation Committee viewed the results of this vote as a strong indication that the Company’s shareholders support the compensation policies and practices of the Company.  Accordingly, the results of this vote did not affect the Company's executive compensation decisions and policies for our named executive officers during the fiscal year ended June 30, 2016.

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Elements of Our Executive Compensation

Our executive compensation program has historically been comprised of base salary, performance-based annual cash incentives, long-term equity incentive awards and fringe benefits. These elements of compensation have been supplemented by benefit plans to which the Company contributes, including our 401(k) plan and our supplemental executive retirement plan, as well as life insurance premiums paid by the Company for employee life insurance policies. We use our experience and judgment to determine what is the appropriate mix of compensation elements for each executive. In allocating compensation among the various elements, the Compensation Committee considers many factors including market data, Company performance, individual performance, the impact of the executive’s position on the Company, individual past performance, experience in the position, any anticipated increase in the individual’s responsibilities, internal pay equity for comparable positions, and succession planning and retention strategies.

With the adoption of the Aceto Corporation 2010 Equity Participation Plan (the “2010 Plan”) in December 2010, our long-term incentive compensation component has been increased for our named executive officers, making a significant and in some cases majority portion of their annual total direct compensation dependent on long-term stock appreciation and long-term company financial and operating performance. We have concluded that shifting some executive compensation to long-term incentive compensation will further align our named executive officers’ goals and interests with those of our shareholders and encourage long-term retention and operational and financial success.

Our peer group, which was reviewed with Cook & Co. in fiscal 2016, includes more human health companies and fewer specialty chemical companies to reflect our continued strategy to become a Human Health oriented company. Our peer group companies as utilized for executive compensation planning and benchmark analyses purposes are: Albany Molecular Research Inc., American Vanguard Corp., Balchem Corp., Cambrex Corp., Impax Laboratories Inc., Innophos Holdings, Innospec Inc., Lannett Co. Inc., Lawson Products, The Medicines Company, Prestige Brand Holdings, Quaker Chemical Corp., Sagent Pharmaceuticals Inc. and Usana Health Sciences Inc. During the prior fiscal year 2015, our consultant conducted benchmarking review of our executive officers as well as a review of our compensation programs. The Compensation Committee’s benchmarking criteria for these purposes included comparisons of executive base salary compensation, performance awards, long term incentive compensation, total cash compensation (base salary plus annual performance awards), and total direct compensation (total cash compensation plus long-term incentive compensation) of our peer group. The consultant provided the Compensation Committee with general information regarding these criteria. We also considered the overall compensation of our top three named executive officers in our company with the top three named executive officers in our peer group companies.

A recent test of our executive compensation practices was the company effort to create a new senior position and recruit a Chief Operating Officer as part of our succession planning program. We were able to successfully recruit a highly qualified executive, Mr. Kaczmarek, from a major generic drug company into our existing executive compensation structure.

Base Salary

We provide our named executive officers with base salary to provide them with a fixed base amount of compensation for services rendered during a fiscal year. We believe this is consistent with competitive practices and will help assure our retention of qualified leadership in those positions. We intend to maintain base salaries at competitive levels in the marketplace for comparable executive ability and experience, taking into consideration changes from time to time in the consumer price index and whether competitive adjustments are necessary to promote retention. Consideration also is given in each case to the historical results achieved by each executive and the Company during each executive’s tenure, to whether each executive is enhancing the team oriented nature of the executive group, the potential of each executive to achieve future success, and the scope of responsibilities and experience of each executive. In addition, evaluations are made regarding the competencies of each named executive officer that are considered essential to our success.

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The Compensation Committee evaluated the historical performance of our executive officers and considered the compensation levels and programs within the peer group before it made its fiscal 2016 compensation recommendations to the full board. Cook & Co. completed an assessment during fiscal 2015 that reviewed the compensation program for our named executive officers regarding base pay, performance awards and long-term incentive compensation. The report indicated that the named executive officers were compensated overall at par with peers, and with greater emphasis on long-term incentives than cash payment. The committee also noted that during this executive transition period as part of succession planning the total compensation for the top three executives (Executive Chairman, Chief Executive Officer and Chief Operating Officer) is greater than peers. The Compensation Committee recommended and the Board approved increases in base salaries of our executive officers averaging 3-5% for fiscal 2017. However, the salary increase for fiscal 2017 will be deferred until January 1, 2017.

Annual Performance Awards

We grant annual performance awards to encourage achievement of goals established for our short-term and long-term financial and operating results, and to reward our named executive officers for consistent performance in assisting us in achieving those goals. Pre-determined annual performance measures were utilized in connection with our performance awards for the fiscal year ended June 30, 2016.

For our fiscal year ended June 30, 2016, the annual performance award criteria for 80% of the awards payable under our Executive Award Plan established by our Compensation Committee, and approved by the Board, were based upon results obtained with respect to the following three financial factors: (1) company sales; (2) company net income; and (3) company earnings per share, except that with respect to Mr. Srinivasan who oversees our Rising segment, the performance-based objective bonus criteria also included results obtained with respect to sales and adjusted pre-tax income for the Rising business segment. For Messrs. Guccione, Roth, Eilender and DeBenedittis, the financial factors were weighted at 15% for company sales, 35% for company net income, 30% for company earnings per share and the individual performance goals (which are qualitative in nature) were weighted at 20%. For Mr. Srinivasan, his annual performance award was based upon the weighting of 25% of Rising sales, 35% of Rising’s adjusted pre-tax income and 20% on consolidated earnings per share. Mr. Srinivasan’s annual performance award also included individual performance goals that represented 20% of his award. The specific performance-related financial factors at the minimum, target and maximum levels for the fiscal year ended June 30, 2016 were:

Performance Metric	Minimum	Target	Maximum	Actual Results
Company Sales	$426,503,250	$568,671,000	$853,006,500	$558,524,000
Company Net Income	$27,801,750	$37,069,000	$55,603,500	$37,298,000*
Company Earnings Per Share	$0.94	$1.25	$1.88	$1.26*

*Adjusted for certain charges including acquisition related costs and environmental remediation charge.

The annual award percentages at the minimum, target and maximum levels for the fiscal year ended June 30, 2016 for each of the named executive officers were as follows:

Executive Officer	Minimum	Target	Maximum
Salvatore Guccione	32.5% of base salary	65% of base salary	130% of base salary
Douglas Roth	25% of base salary	50% of base salary	100% of base salary
Albert L. Eilender	30% of base salary	60% of base salary	120% of base salary
Frank DeBenedittis	17.5% of base salary	35% of base salary	70% of base salary
Satish Srinivasan	22.5% of base salary	45% of base salary	90% of base salary

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The following describes the performance-based bonus criteria for each named executive officer:

Salvatore Guccione, President and Chief Executive Officer. Mr. Guccione’s 2016 annual performance award of $394,908 was based upon company sales, company net income and earnings per share, excluding certain charges including acquisition related costs and an environmental remediation charge. Mr. Guccione’s annual performance award was affected by the creation of a database of generic pharmaceutical companies as potential acquisition candidates as well leading an intracompany communication program to cascade to our global employees the corporate vision of Aceto.

Douglas Roth, Chief Financial Officer. Mr. Roth’s 2016 annual performance award of $182,009 was based upon the result of the Company’s performance including sales, net income and earnings per share, excluding certain charges. In addition to the Company’s financial performance, Mr. Roth’s annual performance award was affected by his achievement of certain individual performance goals including constructing and implementing a plan to raise capital, as well as creating an international tax restructure plan. Mr. Roth received an additional $35,000 special performance award for the successful issuance of senior convertible notes by the Company.

Albert L. Eilender, Chairman. Mr. Eilender’s 2016 annual performance award of $255,922 was based upon company sales, company net income, and earnings per share, excluding certain charges. Mr. Eilender’s individual performance goals included the continuance of conducting non-deal investor road shows, as well as the development of a plan for maximizing operational efficiencies in Aceto’s international and domestic activities.

Frank DeBenedittis, Senior Vice President, Corporate Business Development. Mr. DeBenedittis's annual performance award of $114,808 was based upon the result of the Company’s performance including sales, net income and earnings per share, excluding certain charges. In addition, the 2016 annual performance award was based upon individual performance goals tailored to Mr. DeBenedittis, including the establishment of additional two suppliers, as well as the active involvement in new development projects.

Satish Srinivasan, President and Chief Operating Officer of Rising. Mr. Srinivasan’s annual performance award of $154,486 was based on Rising sales, Rising’s adjusted pre-tax income and on Aceto’s consolidated earnings per share excluding certain charges. In addition, the 2016 annual performance award was based upon individual performance goals tailored to Mr. Srinivasan, including the improvement of pre-tax income over budget by 10% while reducing inventory costs, as well as the management of the site plan for Rising to accommodate Rising’s anticipated growth over the next five years.

The Compensation Committee recommended and the Board approved continued use of objective performance criteria to determine annual performance awards for the fiscal year ending June 30, 2017. The precise criteria that we will use to determine the annual performance award for our executive officers will vary depending on each officer’s specific responsibilities. In all cases, annual performance awards paid to any one individual cannot exceed two times the individual’s base salary.

Long-Term Incentive Compensation

Based upon the reviews by our compensation consultant in fiscal 2016 as well as in prior years, our Compensation Committee recommended that our compensation mix include a greater proportion of long-term incentive compensation. We continue to place increasing emphasis on compensation tied to the Company’s strategic objectives, long-term financial and operating performance. We believe that these incentives further align management’s interest with the interests of our shareholders.

For fiscal 2016, our Compensation Committee recommended and the Board approved, a three year long term incentive compensation program pursuant to the 2010 Plan consisting of restricted stock and performance-vested restricted stock units for our executive officers. The restricted stock awards vest over three years. Performance-vested restricted stock units will cliff vest 100% at the end of the third year following the grant upon the attainment of pre-tax income and total shareholder return performance goals relative to the Russell 2000 Index. The number of shares subject to the 2016 long term incentive awards is set forth in the table entitled “2016 Grants of Plan-Based Awards.”

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Recoupment of Awards

Each performance award paid shall for a period of two years (or such longer period as the Compensation Committee may determine in its discretion) be subject to forfeiture, cancelation and/or repayment to the Company if: (i) the payment of such award (or portion thereof) was predicated upon the achievement of certain financial results or other performance criteria; (ii) in the Compensation Committee’s view, the participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for a financial restatement by the Company; and (iii) in the Compensation Committee’s view, a lesser payment (or no payment) of such award would have occurred based on a correct calculation or upon restated financial results or other performance criteria.

Other Compensation

Our U.S. executive officers may also participate in our 401(k) plan on the same terms as the rest of our eligible employees. We currently make a non-elective contribution on behalf of each of our participating employees equal to 3% of the participant’s eligible compensation, including base salary and bonus, up to a maximum of $265,000 of eligible compensation. We also have historically made discretionary contributions for each of our participating employees on an annual basis up to approximately 8% of the participant’s eligible compensation. Our participating employees are fully vested in both their salary deferrals and non-elective contributions, but Company discretionary contributions vest at the rate of 20% per year with 100% vesting after five years of participation.

We also maintain a supplemental executive retirement plan, commonly called a “SERP”. This plan is a non-qualified deferred compensation plan intended to provide executive officers with supplemental retirement benefits. Annual Company contributions to the SERP are fixed by the Board and vest at the rate of 20% per year of service over five consecutive years. In addition to Company contributions, participants can elect to defer some or all of their bonus compensation into their SERP account for the following year.

Perquisites

We allow certain of our executive officers to use a Company automobile as a perquisite to enhance our compensation package and make it more attractive relative to our competition. The financial value of the personal use of a Company automobile for each of these executive officers for our fiscal year ended June 30, 2016 is set forth in footnote six to the All Other Compensation column of the Summary Compensation Table contained in this proxy statement.

Stock Ownership Requirements

In order to further align management’s interest with the interests of our shareholders, our Compensation Committee established, and the Board approved, stock ownership requirements for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers. These stock ownership requirements provide that our Chief Executive Officer must own shares of our common stock valued at three times his base salary and our Chief Financial Officer and our other three most highly compensated executive officers must own shares of our common stock valued at one and a quarter times their base salaries. As of the record date, the named executive officers have met their respective stock ownership requirements. The stock ownership program also includes as a guideline, but not a requirement, that all our other executive officers own shares of our common stock valued at one half times base salary by such date. Shares of our restricted stock that are granted but not yet vested count toward these stock ownership guidelines.

The stock ownership program also includes as a guideline, but not a requirement, that all non-employee directors achieve a level of ownership of our common stock, including restricted stock granted but not yet vested, valued at five times the annual cash retainer by January 2017.

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Tax and Accounting Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1 million paid to named executive officers (other than our Chief Financial Officer) is not deductible unless it satisfies the exception for qualified performance-based compensation under Section 162(m). Our Compensation Committee and Board generally consider all current compensation paid to our named executive officers (other than base salary) to be performance-based, even though certain elements of our compensation may not satisfy the more limited exception for qualified performance-based compensation under Section 162(m). However, stock options awarded to our named executive officers are designed to qualify as qualified performance-based compensation under Section 162(m), as is the portion of annual bonuses tied to the achievement of financial targets under our Executive Performance Award Plan, which was approved by our shareholders at the 2012 annual meeting. None of the compensation we paid during fiscal 2016 was rendered nondeductible by virtue of Section 162(m). While the Compensation Committee will continue to consider the impact of Section 162(m) on our compensation program, it reserves the right to pay nondeductible compensation in the future if it determines that it is appropriate to do so. It is our policy to review all compensation plans and policies against tax, accounting, and SEC regulations, including Section 162(m), Internal Revenue Code Section 409A, and generally accepted accounting principles.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for its last completed fiscal year.

Natasha Giordano (Chairperson)

Hans C. Noetzli

Dr. Daniel B. Yarosh

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the compensation of our named executive officers for the fiscal years ended June 30, 2016, June 30, 2015 and June 30, 2014. Except as set forth below, no other compensation was paid to these individuals during the years presented.

Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compen- sation ($)(6)	Total ($)

Salvatore Guccione	2016	$605,205	$-	$1,441,823	$-	$394,908	(5)	$101,955	$2,543,891
President and Chief Executive	2015	584,810	-	843,938	-	443,326	(5)	100,592	1,972,666
Officer	2014	563,750	-	959,927	-	554,330	(5)	88,724	2,166,731

Douglas Roth	2016	368,100	-	782,785	-	217,009	(5)	66,788	1,434,682
Chief Financial Officer	2015	353,998	-	486,350	-	220,226	(5)	76,596	1,137,170
	2014	341,250	-	458,987	-	259,754	(5)	72,798	1,132,789

Albert L. Eilender	2016	425,000	-	1,204,940	-	255,922		63,539	1,949,401
Chairman	2015	425,000	-	745,999	-	314,018		64,728	1,549,745
	2014	425,000	-	696,232	-	429,014		63,976	1,614,222

Frank DeBenedittis	2016	326,751	-	494,229	-	114,808		48,918	984,706
Senior Vice President	2015	314,987	-	297,825	-	138,483		49,974	801,269
	2014	304,375	-	278,131	-	127,343		45,718	755,567

Satish Srinivasan	2016	407,382	-	559,979	-	154,486		54,092	1,175,939
President and COO of Rising	2015	388,074	-	249,416	-	254,666		63,509	955,665
	2014	338,462	-	308,788	-	201,678		52,229	901,157

(1)  Bonuses paid during 2016, 2015 and 2014 pursuant to the Company’s bonus plan are reflected under the column entitled “Non-Equity Incentive Plan Compensation.”  The Company did not pay discretionary bonuses during 2016, 2015 and 2014; all bonuses were performance-based.

(2)  Amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards and restricted stock units granted during the year computed in accordance with generally accepted accounting principles.

(3)  There were no stock options granted during fiscal 2016, 2015 or 2014.

(4)  Reflects cash bonuses under the Company’s bonus plan. Bonuses listed for a particular year represent bonuses earned with respect to such year even though the bonuses were paid during the first quarter of the subsequent year.

(5)  The bonus amount for Mr. Guccione includes $39,491, $39,338 and $40,433 of restricted stock, which was received by Mr. Guccione in lieu of a portion of his bonus for fiscal years 2016, 2015 and 2014, respectively. The bonus amount for Mr. Roth includes $18,201, $19,027 and $15,975 of restricted stock, which was received by Mr. Roth in lieu of a portion of his bonus for fiscal years 2016, 2015 and 2014, respectively.

(6)  All Other Compensation consists of the personal use of a Company owned automobile, contributions to retirement plans, and compensation recognized from the issuance of premium shares of restricted stock, as described in footnote 7, as follows:

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Name	Year	Company Automobile ($)	Company Contributions to Retirement Plans ($)	Issuance of premium shares of restricted stock ($) (7)	Total Other Compensation ($)

S. Guccione	2016	$18,133	$71,407	$12,415	$101,955
	2015	15,054	72,469	13,069	100,592
	2014	13,962	74,762	-	88,724

D. Roth	2016	9,984	50,656	6,148	66,788
	2015	9,869	49,773	16,954	76,596
	2014	8,905	48,908	14,985	72,798

A. Eilender	2016	8,092	55,447	-	63,539
	2015	6,715	58,013	-	64,728
	2014	2,418	61,558	-	63,976

F. DeBenedittis	2016	5,439	43,479	-	48,918
	2015	6,238	43,736	-	49,974
	2014	5,274	40,444	-	45,718

S. Srinivasan	2016	4,598	49,494	-	54,092
	2015	10,310	53,199	-	63,509
	2014	6,364	45,865	-	52,229

(7) Eligible employees have the right to purchase restricted stock with a portion of their annual bonus (up to 20%). Each restricted stock purchase is entitled to a premium equal to 25% of the number of shares of the purchase, paid on the third anniversary of the purchase, only if the employee is still employed with the Company.

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2016 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Salvatore Guccione	07/02/15	$196,692	$393,383	$786,767	13,750	27,500	48,125	27,500	-	-	$1,441,823
Douglas Roth	07/02/15	92,025	184,050	368,100	7,500	15,000	26,250	15,000	-	-	782,785
Albert Eilender	07/02/15	127,500	255,000	510,000	11,500	23,000	40,250	23,000	-	-	1,204,940
Frank DeBenedittis	07/02/15	57,181	114,363	228,726	4,750	9,500	16,625	9,500	-	-	494,229
Satish Srinivasan	07/02/15	91,661	183,322	366,644	5,500	11,000	19,250	11,000	-	-	559,979

(1) Actual awards paid for 2016 performance are included in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation, while opportunities for 2016 at threshold, target and maximum are included in the above 2016 Grants of Plan-Based Awards. These amounts were determined using the following three financial factors: (1) company sales; (2) company net income; and (3) company earnings per share, except that with respect to one of our named executive officers who oversees a business segment, the performance-based objective bonus criteria included results obtained with respect to sales and adjusted pre-tax income for his respective business segment and company earnings per share. In addition, the bonus criteria included results obtained with respect to certain individual goals that were tailored for each named executive officer and approved by our Compensation Committee.

(2) Represents a grant of performance-vested restricted stock units, which grant could be as much as 175% of the original grant if certain performance criteria, including adjusted pre-tax income and total shareholder return are met. Performance-vested restricted stock units will cliff vest 100% at the end of the third year following grant in accordance with the performance metrics set forth in the applicable executive officer’s performance-vested restricted stock unit grant.

(3) Amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards, restricted stock units and option awards granted during the year computed in accordance with generally accepted accounting principles. These awards relate to equity awards granted in connection with the Company’s long-term incentive compensation program.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information regarding outstanding equity awards granted or accrued as of June 30, 2016 for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)

Salvatore Guccione	62,500	-	$5.77	10/05/2021	137,124	$3,001,644
	13,000	-	6.76	12/01/2021

Douglas Roth	20,000	-	7.76	12/02/2020	72,775	1,593,045
	6,000	-	6.18	08/03/2021

Albert Eilender	6,199	-	8.05	12/06/2017	110,163	2,411,468
	30,000	-	7.76	12/02/2020
	15,000	-	6.18	08/03/2021

Frank DeBenedittis	5,000	-	8.05	12/06/2017	44,993	984,897
	5,000	-	8.62	12/04/2018
	10,000	-	7.76	12/02/2020
	5,000	-	6.18	08/03/2021

Satish Srinivasan	-	-	-	-	46,568	1,019,374

(1)	The stock options vested over three years and have a term of ten years from the date of grant. The restricted stock awards also vest over three years. Performance-vested restricted stock units will cliff vest 100% at the end of the third year following grant in accordance with the performance metrics set forth in the award.

(2)	Reflects amounts based on the closing market price of the Company’s common stock of $21.89 per share on June 30, 2016.

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OPTION EXERCISES AND STOCK VESTED

The following table shows information concerning stock options exercised during fiscal 2016 by the named executive officers and restricted stock held by the named executive officers that vested during fiscal 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Salvatore Guccione	-	-	41,603	$996,106

Douglas Roth	10,000	132,082	22,508	538,716

Albert L. Eilender	22,281	411,705	42,705	1,020,709

Frank DeBenedittis	-	-	13,180	315,538

Satish Srinivasan	-	-	6,267	149,982

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the Non-Qualified Deferred Compensation amounts earned by the named executive officers during fiscal 2016:

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE($)
Salvatore Guccione	$20,000	$41,756	$1,654	$-	$220,832
Douglas Roth	20,000	21,005	(161)	-	436,581
Albert L. Eilender	50,000	25,796	5,169	-	646,213
Frank DeBenedittis	34,442	13,828	20,667	-	764,455
Satish Srinivasan	-	19,843	725	-	62,421

(1) These amounts are reported in the Summary Compensation Table.

Deferred Compensation Plan

On March 14, 2005, the Board adopted the SERP. The SERP is a non-qualified deferred compensation plan intended to provide certain qualified executives with supplemental benefits beyond the Company’s 401(k) plan, as well as to permit additional deferrals of a portion of their compensation. Substantially all compensation deferred under the SERP, as well as Company contributions, is held by the Company in a grantor trust, which is considered an asset of the Company. The assets held by the grantor trust are in life insurance policies. Effective July 1, 2013, the SERP was frozen and a new plan, entitled “Aceto Corporation 2013 Senior Executive Retirement Plan” was adopted by the Company’s Board.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

On February 13, 2015, we entered into revised change in control agreements with Messrs. Guccione, Eilender, Roth, DeBenedittis and Srinivasan.  These agreements superseded and replaced in their entirety Change in Control Agreements entered into with such individuals on July 2, 2012.  The agreements provide “double trigger” change in control severance protections, which means no amount will become payable under the agreements unless a “change in control” of Aceto occurs and an executive’s employment is terminated by Aceto other than for “cause” or by the executive for “good reason” within a specified period following the change in control.

Each agreement will automatically terminate if the executive ceases to be an employee of Aceto for any reason prior to the occurrence of a “change in control” (as defined in each agreement).  In addition, the Company can terminate each agreement on one year’s prior written notice; provided that, if a “change in control” of the Company occurs while the agreement is in effect, no such termination notice shall become effective until the second anniversary of the “change in control.”

If, during the two (2) year period following the occurrence of a “change in control,” an executive’s employment is terminated by the Company other than for “cause” (as defined in each agreement) or by the executive for “good reason” (as defined in each agreement), subject to the provisions regarding Sections 280G and 4999 of the Code summarized below, the executive will be entitled to the following (in lieu of any payments under the Company’s severance policy):

○	a cash lump sum equal to two (2) times (or, in the case of Mr. DeBenedittis 1.75 times and in the case of Mr. Srinivasan 1.5 times), the sum of the executive’s base salary and annual performance award for the fiscal year preceding the “change in control,” and

○	continued participation in the Company’s group health plan, at the Company’s expense, for a period of two (2) years.

To the extent not theretofore already vested, one hundred percent (100%) of the executive’s then-outstanding and unvested “equity awards” (as defined in each agreement) will become vested in full. If, however, an outstanding equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then the equity award will vest as to one hundred percent (100%) of the amount of the equity award assuming the performance criteria had been achieved at target levels for the relevant performance period(s).

To the extent any amount or benefit to be provided pursuant to the agreement or otherwise (collectively, the “Payments”) would be treated as an “excess parachute payment,” as that phrase is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the amounts and benefits the executive would otherwise receive shall be either (i) paid or allowed in full; or (ii) reduced (but not below zero) to the maximum amount which may be paid without causing any Payment to be nondeductible to the Company under Section 280G of the Code, or subject the executive to an excise tax under Section 4999 of the Code, whichever would result in the executive’s receipt, on an after-tax basis, of the greatest amount of Payments.

On December 16, 2014, we entered into an Employment Agreement (the “New Agreement”) with Mr. Guccione, effective as of January 1, 2015. If the Company terminates Mr. Guccione’s employment other than for cause pursuant to the New Agreement or Mr. Guccione terminates his employment for good reason pursuant to the New Agreement, regardless of whether such termination occurs during or after the Employment Term, the Company shall (a) continue to pay Mr. Guccione’s base salary, at the rate then in effect, for the 24 month period following the Date of Termination, (b) make a lump sum cash payment to Mr. Guccione which will be based upon and equal to the past two years earned “Performance Award” and (c) accelerate the vesting to the date of termination on all outstanding unvested Stock Options, Restricted Stock Units and Restricted Stock Awards the Company had previously granted to Mr. Guccione, subject to the exercise provisions in the Corporate Trading Policy.

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Mr. Eilender, Mr. DeBenedittis and Mr. Srinivasan are eligible to receive severance pay and benefits pursuant to the Aceto Severance Policy (the “Severance Policy”) in the event of an involuntarily termination of their employment. In the case of Messrs. Eilender, DeBenedittis and Mr. Srinivasan, severance pay may be provided under the Severance Policy, in Aceto’s sole discretion, in an amount up to twelve (12) weeks of base salary plus two (2) additional weeks for each year of service with Aceto, up to a maximum of fifty-two (52) weeks of base salary. In addition, under the Severance Policy, Mr. DeBenedittis and Mr. Srinivasan would be eligible to receive up to ninety (90) days of continued coverage under the Aceto health plan (at active employee rates).

In April 2013, Aceto entered into an enhanced severance protection letter agreement with Mr. Roth. If, prior to a change in control, Mr. Roth’s employment is terminated by the Company without cause (other than due to disability), the Company shall continue to pay Mr. Roth’s base salary, at the rate then in effect, for the fifteen (15) month period following the date of termination as severance.

The following table shows the estimated amounts that would have been payable to the named executive officers upon the occurrence of the indicated event, had the applicable event occurred on June 30, 2016. The actual compensation and benefits the executive would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in any additional benefits the officer may have accrued as of that time under applicable benefit or compensation plans.

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Name	Event	Salary ($)	Bonus ($)	Company Automobile ($)	Company Contributions to Retirement Plans ($)	Acceleration of Equity Awards ($)(1)	Healthcare and Life Insurance Benefits ($)	Total ($)
Salvatore Guccione	Termination without cause or resignation for good reason	$1,210,410	$788,234	$-	$-	$3,001,644	$-	$5,000,288

	Termination without cause or resignation for good reason following a change in control	1,210,410	789,816	-	-	3,001,644	33,876	5,035,746
Douglas Roth	Termination without cause or resignation for good reason	460,125	-	-	-	-	-	460,125

	Termination without cause or resignation for good reason following a change in control	736,200	364,018	-	-	1,593,045	34,498	2,727,761
Albert L. Eilender	Termination without cause or resignation for good reason	196,154	-	-	-	-	-	196,154

	Termination without cause or resignation for good reason following a change in control	850,000	511,844	-	-	2,411,468	-	3,773,312
Frank DeBenedittis	Termination without cause or resignation for good reason	326,751	-	-	-	-	4,235	330,986

	Termination without cause or resignation for good reason following a change in control	571,814	200,914	-	-	984,897	33,876	1,791,501
Satish Srinivasan	Termination without cause or resignation for good reason	141,017	-	-	-	-	4,235	145,252

	Termination without cause or resignation for good reason following a change in control	611,073	231,729	-	-	1,019,374	33,876	1,896,052
(1)	Upon a change in control, 100% of the executive’s then-outstanding and unvested equity awards will become vested in full.

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COMPENSATION OF DIRECTORS

The fiscal 2016 fees for non-employee directors consisted of an annual retainer of $47,500, a $17,500 retainer for the lead independent director, a $15,000 retainer for the Audit & Risk Committee chairperson, a $12,000 retainer for the Compensation Committee chairperson, and an $8,000 retainer for the Nominating and Governance chairperson. Compensation for each board of directors meeting is $1,750 per meeting attended. Independent directors receive an additional $1,500 for each independent director meeting attended. Compensation for meetings of the Audit & Risk, Nominating and Governance and Compensation Committees include $2,250 per meeting attended, $1,250 per meeting attended and $2,000 per meeting attended, respectively.

In addition, the directors typically are granted a restricted stock award in December, following the annual meeting of shareholders. The value of restricted stock awards for fiscal 2016 was pre-determined at a value of $70,000.

Employees of the Company who are also directors do not receive any separate fees for acting as directors.

The following table sets forth the compensation of our non-employee directors for the fiscal year ended June 30, 2016.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash($) (1)	Option Awards($)(2)	Stock Awards ($)(3)	Total($)
Hans C. Noetzli	$83,250	$-	$70,000	$153,250

William N. Britton	96,750	-	70,000	166,750

Natasha Giordano	98,250	-	70,000	168,250

Alan G. Levin	107,250	-	70,000	177,250

Dr. Daniel B. Yarosh	81,750		70,000	151,750

*Mr. William Kennally was appointed to the Board in September 2016 and thus is not reflected in the above table.

Directors also receive reimbursement for expenses incurred in connection with meeting attendance.

(1)  Includes payments made in fiscal 2016 for attendance at certain meetings held at the end of fiscal 2015 and does not include payments for attendance at certain meetings held at the end of fiscal 2016 for which payments will be made in fiscal 2017.

(2)  There were no option grants awarded in fiscal 2016.

(3)  Amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with generally accepted accounting principles.

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The following is a list of the outstanding options and restricted stock awards held by each of our non-employee directors as of June 30, 2016:

	Option Awards (#)	Stock Awards (#)
Hans C. Noetzli	6,199	2,711
William N. Britton	11,280	2,711
Natasha Giordano	-	2,711
Alan G. Levin	-	2,711
Dr. Daniel B. Yarosh	-	2,711

All such director options were granted at the fair market value determined on the date of grant.

Compensation Committee Interlocks and Insider Participation

None of the independent directors responsible for compensation matters has ever served as an officer or employee of the Company or any of our subsidiaries. During the last fiscal year, none of our senior executives served on the Board or committee of any other entity whose officers served either on our Board or Compensation Committee. During the last fiscal year, none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000.

REPORT OF THE AUDIT & RISK COMMITTEE

The Audit & Risk Committee acts under a written charter adopted by the Audit & Risk Committee and approved by the Board. The Audit & Risk Committee charter is available on the Company’s corporate website-www.aceto.com.

The Audit & Risk Committee is comprised of William N. Britton (Chairman), Alan G. Levin and Dr. Daniel B. Yarosh. Each of these directors meets the independence and expertise requirements of the SEC and the NASDAQ Global Select Market. Subject to shareholder ratification at the annual meeting, the Audit & Risk Committee appoints and retains the Company’s independent registered public accounting firm, approves the scope of the audit plan, and reviews and approves the fees of the independent accounting firm. The Audit & Risk Committee met regularly with the Company’s independent accountants during the past fiscal year, both with and without management present, to review the scope and results of the audit engagement, the Company’s system of internal controls and procedures, the effectiveness of procedures intended to prevent violations of laws and regulations, and the implementation of internal financial controls required by the Sarbanes-Oxley Act of 2002. In compliance with the SEC rules regarding auditor independence, and in accordance with the Company’s Audit & Risk Committee Charter, the Audit & Risk Committee reviewed all services performed by BDO USA, LLP for the Company within and outside the scope of the quarterly review and annual auditing functions.

The Audit & Risk Committee also:

•	Met to discuss the quarterly unaudited and the annual audited financial statements with management and BDO USA, LLP prior to the statements being filed with the SEC;

•	Reviewed the Company’s disclosures in the Management’s Discussion and Analysis sections of such filings;

•	Reviewed management’s program, schedule, progress and accomplishments for maintaining financial controls and procedures to assure compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reviewed quarterly earnings releases prior to their publication;

•	Reviewed and approved in advance in accordance with the Company’s Audit & Risk Committee Pre-Approval Policy all proposals and fees for any work to be performed by BDO USA, LLP;

•	Reviewed and made recommendations to the Board to revise the committee’s charter as necessary in order to comply with best practice as well as newly enacted rules and regulations;

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•	Monitored the Company’s “whistleblower” program under which any complaints are forwarded directly to the Committee, to be reviewed in accordance with an established procedure for all such matters;

•	Oversaw the Company’s relationship with the independent auditor, including overseeing the rotation of the audit partners as required by law and meeting with the independent auditor to discuss planning and staffing of the audit;

•	Reviewed the audit, tax and audit-related services the Company had received from BDO USA, LLP and determined that the providing of such services by BDO USA, LLP was compatible with the preservation of their independent status as our independent registered public accounting firm;

•	Reviewed the status and functioning of the Company’s internal audit function; and

•	Met to discuss with the Company’s senior risk officer, and other members of management responsible for managing risk, as well as other members of the Board, areas of specific risk identified by management and/or the Committee.

The Audit & Risk Committee also reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2016 with management and discussed with BDO USA, LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with Audit Committees). In addition, the Committee has discussed various matters with BDO USA, LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between BDO USA, LLP and management. The Audit & Risk Committee also received during the past fiscal year the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit & Risk Committee concerning independence and has discussed with BDO USA, LLP their independence. Based on their review and in reliance on the discussions referred to in this paragraph, the Audit & Risk Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Respectfully submitted by the members of the Audit & Risk Committee.

William N. Britton (Chairman)

Alan G. Levin

Dr. Daniel B. Yarosh

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 4, 2016, the number and percentage of shares of the Company’s outstanding common stock owned by each named executive officer, each director and director nominee and each person that, to the best of the Company’s knowledge, owns more than 5% of the Company’s issued and outstanding common stock, and all executive officers and directors as a group. Unless indicated otherwise, the information in the table is as of October 4, 2016 and the business address of each person is c/o Aceto Corporation, 4 Tri Harbor Court, Port Washington, New York 11050.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (excluding stock options and restricted stock units) (#) (1)	Exercisable Stock Options and Restricted Stock Units (#) (2)	Total Beneficial Ownership (#)	Percent % (3)

Salvatore Guccione	198,083	75,500	273,583	*
Douglas Roth	84,478	26,000	110,478	*
Albert L. Eilender	253,979	51,199	305,178	1.0%
Frank DeBenedittis	84,665	25,000	109,665	*
Satish Srinivasan	33,351	-	33,351	*
Hans C. Noetzli	79,373	6,199	85,572	*
William N. Britton	40,567	11,280	51,847	*
Natasha Giordano	10,768	-	10,768	*
Alan G. Levin	8,044	-	8,044	*
Daniel B. Yarosh	5,603	-	5,603	*
William C. Kennally III	-	-	-	*

Royce & Associates, LLC (4) 745 Fifth Avenue New York, NY 10151	2,522,555	-	2,522,555	8.4%

Dimensional Fund Advisors LP (5) 6300 Bee Cave Road Austin, TX 78746	1,960,851	-	1,960,851	6.5%

BlackRock Inc. (5) 55 East 52nd Street New York, NY 10022	1,918,668	-	1,918,668	6.4%

FMR LLC (5) 245 Summer Street Boston, MA 02210	1,728,300	-	1,728,300	5.8%

All executive officers and directors as a group (18 persons)	1,021,850	213,345	1,235,195	4.1%

* Less than 1%.

(1)	Unless otherwise indicated, each person has, or shares with his or her spouse, sole voting and dispositive power over the shares shown as owned by him or her.

(2)	For purposes of the table, a person is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days after the record date. Any share which such person has the right to acquire within those 60 days is deemed to be outstanding for the purpose of computing the percentage ownership of such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

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(3)	Based on 30,048,833 shares issued and outstanding as of the record date.

(4)	Based on information filed on Schedule 13G with the Securities and Exchange Commission as of September 30, 2016.

(5)	Based on information filed on Schedule 13F with the Securities and Exchange Commission as of June 30, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2016, Aceto did not engage in any related party transactions within the meaning of the rules of the SEC.

Pursuant to its charter, the Company’s Audit & Risk Committee shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all “Related Party Transactions” of the Company as required by the applicable NASDAQ listing rule. For purposes of the Audit & Risk Committee charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES FOR DIRECTOR (PROPOSAL ONE).

PROPOSAL TWO

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE SHAREHOLDER VOTE REQUIRED TO APPROVE CERTAIN TRANSACTIONS

We propose to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to reduce the shareholder vote required to approve a plan of merger or consolidation involving the Company, or a sale, lease, exchange or other disposition of all or substantially all of the Company’s assets.

Prior to February 22, 1998, the New York Business Corporation Law (the “BCL”) provided that a plan of merger or consolidation, or a sale, lease, exchange or other disposition of all or substantially all of the assets of a New York corporation, required the approval of holders of at least two-thirds of all of the outstanding shares of that corporation entitled to vote on the matter. Effective February 22, 1998, Sections 903 and 909 of the BCL were amended to provide that for corporations organized subsequent to the adoption of the amendment, such transactions would only require the approval of holders of a majority of the outstanding shares in the absence of express adoption of a higher standard. However, for a corporation that was already in existence on February 22, 1998 (such as Aceto Corporation), any such transaction would continue to require a two-thirds vote unless its certificate of incorporation were amended to expressly provide for majority approval. Our Certificate of Incorporation does not expressly provide for majority approval of these types of transactions. Accordingly, at present, the affirmative vote of holders of at least two-thirds of all of our outstanding shares entitled to vote is required in order to approve a plan of merger or consolidation involving the Company, or a sale, lease, exchange or other disposition of all or substantially all of our assets.

On September 13, 2016, the Board approved and adopted resolutions, subject to approval by our shareholders, to amend our Certificate of Incorporation to reduce the shareholder vote required to approve a plan of merger or consolidation involving the Company, or a sale, lease, exchange or other disposition of all or substantially all of our assets, from holders of two-thirds of the outstanding shares entitled to vote on such matter to holders of capital stock representing a majority of the combined voting power of all of the then outstanding shares of capital stock entitled to vote thereon. If this proposal is approved by the shareholders in the manner described below, we will file an amendment to our Certificate of Incorporation, in the form set forth in Appendix A hereto (the “Amendment”), with the Department of State of the State of New York. The Amendment will become effective immediately upon such filing.

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Reasons for, and Effect of, the Amendment

The Board believes that the Amendment is in the best interests of the Company and its shareholders. We believe that requiring majority approval for the types of transactions described above and in the Amendment is consistent with currently accepted principles of good corporate governance, as reflected in the amended BCL, and with the corporate laws of Delaware, which is often looked to as setting the standard of good corporate governance. In addition, we believe that the Amendment will provide us with greater flexibility in obtaining shareholder approval of any of the specified transactions if we seek such approval in the future, will limit the ability of minority shareholders to block any of the specified transactions approved by holders of a majority of the voting power of our outstanding shares and will facilitate the solicitation of the required affirmative votes to approve any of the specified transactions.

The Amendment is intended to change the vote required under Sections 903 and 909 of the BCL with respect to a plan of merger or consolidation involving the Company, or a sale lease, exchange or other disposition of all or substantially all of the Company’s assets. If approved, and upon the filing of the Amendment with the Department of State of New York, under Sections 903 and 909 of the BCL, a plan of merger or consolidation involving the Company, or a sale lease, exchange or other disposition of all or substantially all of the Company’s assets, will require the approval of the holders of at least a majority of the combined voting power of all of the then outstanding shares of capital stock entitled to vote thereon. We presently are not negotiating or otherwise considering a transaction covered by Section 903 or Section 909 of the BCL.

Vote Required

The approval of the Amendment to the Company’s Certificate of Incorporation requires the affirmative vote of holders of at least two-thirds of the shares of common stock outstanding on the record date.  Broker “non-votes” and abstentions will have the same effect as a vote “AGAINST” approval of this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO REDUCE THE SHAREHOLDER VOTE REQUIRED TO APPROVE THE TYPES OF TRANSACTIONS ENUMERATED ABOVE (PROPOSAL TWO).

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As previously described in detail in the “Compensation Discussion and Analysis”, our executive compensation programs are designed to provide compensation and benefit plans that are equitable to our executives and other employees as well as our shareholders; enable us to attract, motivate and retain highly qualified, experienced talent; and align our rewards with long term corporate goals as well as shareholder expectations and value. Please see the “Compensation Discussion and Analysis” beginning on page 20 and the Executive Compensation disclosure beginning on page 27 for additional details about our executive compensation programs and information about the fiscal year 2016 compensation of our named executive officers.

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As required pursuant to section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or the Board. Our Board and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in the proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We currently intend to hold an advisory vote to approve executive compensation annually, consistent with the advisory vote of our shareholders at our 2011 annual meeting of shareholders. The next advisory vote to determine the frequency of such votes will occur no later than the 2017 annual meeting of shareholders.

THE BOARD RECOMMENDS THAT YOU APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL THREE).

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit & Risk Committee, the Board has appointed BDO USA, LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending June 30, 2017.  BDO USA, LLP has been the independent registered public accounting firm of the Company since 2005.

Although ratification by shareholders is not required by the Company’s organizational documents or other applicable law, the Board has determined that requesting ratification by shareholders of its appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017 is a matter of good corporate practice.  If shareholders do not ratify the selection, the Board will reconsider whether or not to retain BDO USA, LLP, but may still retain them.  Even if the selection is ratified, the Board, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Company anticipates that representatives of BDO USA, LLP will attend the annual meeting for the purpose of responding to appropriate questions. At the annual meeting, the representatives of BDO USA, LLP will be afforded an opportunity to make a statement if they so desire.

The aggregate fees for professional services rendered by BDO USA, LLP for the years ended June 30, 2016 and 2015 were:

	Fiscal 2016	Fiscal 2015

Audit fees	$1,128,000	$957,000
Audit related fees	148,000	-
Tax fees	179,000	101,000
All other fees	-	-

Total fees	$1,455,000	$1,058,000

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Audit fees are fees for the audit of the Company’s annual financial statements included on Form 10-K, including the audits of internal control over financial reporting, reviews of the quarterly financial statements, statutory audits and assistance with and review of documents filed with the SEC.

Audit related fees consisted of fees for due diligence and accounting consultations in connection with potential acquisitions.

Tax fees are fees for tax services, including tax compliance, tax advice and planning.

The Audit & Risk Committee reviewed and approved in advance in accordance with the Company’s Audit & Risk Committee Pre-Approval Policy all proposals and fees for any work to be performed by BDO USA, LLP.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING JUNE 30, 2017 (PROPOSAL FOUR).

SHAREHOLDER PROPOSALS

In order to include information with respect to a shareholder proposal in the Company’s proxy statement and related form of proxy for a shareholder’s meeting; shareholders must provide notice as required by the regulations promulgated under the Exchange Act.

Proposals that shareholders wish to include in our proxy statement and form of proxy for presentation at our 2017 annual meeting of shareholders must be received by us at Aceto Corporation, 4 Tri Harbor Ct, Port Washington, New York 11050, Attention, Secretary, no later than June 19, 2017. Any shareholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a shareholder other than for inclusion in our proxy statement and related form of proxy for our 2017 annual meeting of shareholders, timely notice of any shareholder proposal must be received by us in accordance with our By-laws and our rules and regulations no later than September 1, 2017 and no earlier than August 2, 2017, unless the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the 2016 annual meeting of shareholders. Any proxies solicited by the Board for the 2017 annual meeting of shareholders may confer discretionary authority to vote on any proposals notice of which is not timely received. In order to include information with respect to a shareholders proposal in our proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the Exchange Act.

In the case of a proposal other than a nomination, the proponent’s written notice must set forth (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the proponent, and of any holder of record of the Shares beneficially owned by the proponent, as they appear on the Company’s books, (c) the class and number of Shares that are owned by the proponent (beneficially and of record) and owned by any holder of record of the Shares beneficially owned by the proponent, as of the date of the proponent’s notice, (d) any material interest of the proponent in such business, (e) a description of any derivative instrument, swap, option, warrant, short interests, hedge or profit interest that has been entered into by or on behalf of such proponent or any of its affiliates or associates with respect to the shares of the Company, (f) a description of any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares) that has been made by or on behalf of such shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk on or benefit from share price changes for such shareholder, or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of its affiliates or associate with respect to shares of the Company, (g) a representation that the proponent is a holder of record or beneficial owner of Shares entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (h) a representation as to whether the proponent intends to deliver a proxy statement and/or form of proxy to holders of the Company’s outstanding shares and/or otherwise to solicit proxies from shareholders in support of the proposal, and (i) an undertaking by the proponent to notify the Company in writing of any change in any of the foregoing information, or confirm there has been no change, as applicable, as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly announced.

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In the case of a nomination to the Board, the proponent’s written notice must set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of Shares that are owned of record and beneficially by each such nominee, (iv) an undertaking by each nominee to complete and return to the Company any information questionnaire completed by other nominees, and such nominee’s consent to serve as a director if elected or re-elected, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that would otherwise be required to be disclosed, under the rules of the SEC, and (vi) as to the proponent: (a) the name and address of the Proponent, and of any holder of record of the Shares beneficially owned by the proponent, as they appear on the Company’s books, (b) the class and number of shares of capital stock of the Company that are owned by the proponent (beneficially and of record) and owned by any holder of record of the Shares beneficially owned by the proponent, as of the date of the proponent’s notice, (c) a description of any derivative instrument, swap, option, warrant, short interests, hedge or profit interest that has been entered into by or on behalf of such proponent or any of its affiliates or associates with respect to the shares of the Company, (d) a description of any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk on or benefit from share price changes for such Proponent, or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such proponent or any of its affiliates or associates with respect to shares of the Company, (e) a representation that the proponent is a holder of record or beneficial owner of Shares entitled to vote at the meeting for the election or re-election of such proponent’s nominee or nominees and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (f) a representation as to whether the proponent intends to deliver a proxy statement and/or form of proxy to holders of the Company’s outstanding capital stock and/or otherwise to solicit proxies from stockholders in support of the nomination, and (g) an undertaking by the proponent to notify the Company in writing of any change in any of the foregoing information, or confirm there has been no change, as applicable, as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly announced. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. No person shall be eligible for election as a director of the Company, unless nominated in accordance with the procedures set forth herein and in our By-laws.

OUR ANNUAL REPORT ON FORM 10-K AND CORPORATE GOVERNANCE COMPLIANCE DOCUMENTS

If you own our common stock, you can obtain copies of our annual report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the SEC, including the financial statements, our committee charters, and our code of business conduct and ethics, all without charge, by writing to Mr. Douglas Roth, Chief Financial Officer, Aceto Corporation, 4 Tri Harbor Ct, Port Washington, New York 11050. You can also access our 2016 Form 10-K on our website at www.aceto.com by clicking on “Investors”, then “Financial Information” and then on “SEC Filings”. You can also access our committee charters at our website by clicking on “Corporate Governance”.

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OTHER BUSINESS

The Board knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please submit your proxy or voting instructions.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas Roth
Chief Financial Officer

Dated: October 14, 2016

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Appendix A

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

ACETO CORPORATION

(UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

The undersigned, being the president and the secretary of Aceto Corporation, do hereby certify and set forth:

1.    The name of the Corporation is ACETO CORPORATION. The corporation was originally formed under the name ACETO CHEMICAL CO. INC.

2.    The Certificate of Incorporation was originally filed with the Department of State of the State of New York on June 13, 1947, and was superseded by a Restated Certificate of Incorporation filed with the Department of State of the State of New York on November 9, 2015 that was thereafter amended by the filing of a Certificate of Amendment of the Certificate of Incorporation with the Department of State of the State of New York on December 15, 2015.

3.    The Amendment to the Restated Certificate of Incorporation, as amended, affected by this Certificate of Amendment is to reduce the shareholder vote required to approve a plan of merger or consolidation involving the Corporation, or a sale, lease, exchange or other disposition of all or substantially all of the Corporation’s assets, in accordance with the terms of Section 903(a)(2)(i) and Section 909(a)(3)(A) of the Business Corporation Law.

4.    To accomplish the foregoing, paragraph TENTH is being added to the Restated Certificate of Incorporation, as amended, and will read as follows:

"TENTH: The affirmative vote of the holders of capital stock representing a majority of the combined voting power of all of the then outstanding shares of capital stock entitled to vote thereon is required to approve (1) a plan of merger or consolidation involving the Corporation or (2) a sale, lease, exchange or other disposition of all or substantially all of the Corporation's assets.”

5.    The Amendment to the Certificate of Incorporation effected by this Certificate of Amendment was authorized by the vote of the board of directors followed by a vote of holders of at least two-thirds of the outstanding shares of capital stock entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, this Certificate has been subscribed this [_]th day of [_], 2016 by the undersigned who affirm the statements made herein are true under the penalties of perjury.

/s/ Salvatore Guccione
Salvatore Guccione
President and Chief Executive Officer

/s/ Steven Rogers
Steven Rogers
Senior Vice President, Chief Legal Officer and Secretary

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on December 1, 2016.

Meeting Information
ACETO CORPORATION
Meeting Type: Annual Meeting
For holders as of: October 4, 2016
Date: December 1, 2016 Time: 10:00 a.m., EST
Location: Aceto Corporation
4 Tri Harbor Court
Port Washington, NY 11050

ACETO CORPORATION 4 TRI HARBOR COURT PORT WASHINGTON, NY 11050

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E14340-P82749

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. NOTICE AND PROXY STATEMENT     2. ANNUAL REPORT ON FORM 10-K     3. SHAREHOLDER LETTER

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 17, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote FOR all of
the following nominees:

1.	Election of Directors
	Nominees:
	01)	Albert L. Eilender	05)	Natasha Giordano
	02)	Salvatore Guccione	06)	Alan G. Levin
	03)	Hans C. Noetzli	07)	Dr. Daniel B. Yarosh
	04)	William N. Britton	08)	William C. Kennally, III

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	Approval of the amendment of the Company's Certificate of incorporation to reduce the shareholder vote required to approve certain transactions.

3.	Advisory Vote to Approve Named Executive Officer Compensation.

4.	Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.

NOTE: Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

E14342-P82749

E14343-P82749

ACETO CORPORATION 4 TRI HARBOR COURT PORT WASHINGTON, NY 11050

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E14338-P82749	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACETO CORPORATION The Board of Directors recommends you vote FOR all of the following nominees:					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors				☐	☐	☐
Nominees:

	01)	Albert L. Eilender	05)	Natasha Giordano
	02)	Salvatore Guccione	06)	Alan G. Levin
	03)	Hans C. Noetzli	07)	Dr. Daniel B. Yarosh
	04)	William N. Britton	08)	William C. Kennally, III

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.									For	Against	Abstain

2.	Approval of the amendment of the Company's Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions.								☐	☐	☐

3.	Advisory Vote to Approve Named Executive Officer Compensation.								☐	☐	☐

4.	Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.								☐	☐	☐

NOTE: Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

For address changes and/or comments, please check this box							☐
and write them on the back where indicated.

Please indicate if you plan to attend this meeting.					☐	☐
					Yes	No

Please sign exactly as your name appears on this proxy. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation must be signed with the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date					Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com.

E14339-P82749

ACETO CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Salvatore Guccione and Douglas Roth, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Aceto Corporation's Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on December 1, 2016 at the Company's offices, 4 Tri Harbor Court, Port Washington, New York, at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

PLEASE INDICATE HOW YOUR SHARES ARE TO BE VOTED. IF THIS PROXY IS SIGNED BUT NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" IN ITEM 1 AND A VOTE "FOR" IN ITEMS 2, 3 AND 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1